Exhibit 3.2

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov
Amendment to Articles of Organization (PURSUANT TO NRS 86.221)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization
For a Nevada Limited-Liability Company
(Pursuant to NRS 86.221)

1. Name of limited-liability company:

NP Propco LLC

2. The company is managed by:	☐ Managers	OR	☒ Members
(check only one box)

3. The articles have been amended as follows: (provide article numbers, if available)*

Article 1 is amended as follows:

“1. The name of the Company shall be Station Casinos LLC.”

4. Signature (must be signed by at least one manager or by a managing member):

NP Voteco LLC, the sole member

X /s/ Frank J. Fertitta III
Signature

By:   Frank J. Fertitta, III, Authorized Signatory

*	1)

If amending company name, it must contain the words “Limited-Liability Company,” “Limited Company,” or “Limited,” or the abbreviations “Ltd.,” “L.L.C.,” or “L.C.,” “LLC” or “LC.”  The word “Company” may be abbreviated as “Co.”

	2)	If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 86.221 DLLC Amendment
Revised: 10-16-09